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                                                                    Exhibit 12.1

                                         AMF Bowling Worldwide, Inc.
                              Computation of Ratio of Earnings to Fixed Charges
                                            (dollars in millions)


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


                                 Predecessor Company             Transition Period       Reorganized Company
                     ------------------------------------------  ----------------- -------------------------------   --------------
                                                                     Six Months       Fiscal Year     Nine Months      Nine Months
                       For the Fiscal Year ended December 31,          ended            ended           ended            ended
                         1998       1999       2000       2001     June 30, 2002    June 29, 2003   March 30, 2003   March 28, 2004
                     ---------  ----------   ---------  -------   ---------------  --------------   --------------   --------------

Pre-tax income (loss)
from continuing
operations            $ (91.3)    $(154.8)    $(178.7)   $(212.2)        $  688.9       $   4.5          $  12.7          $ (45.3)
                     ---------  ----------   ---------  --------   --------------  -------------   --------------   --------------
                     ---------  ----------   ---------  --------   --------------  -------------   --------------   --------------


Fixed Charges:

 Interest expense     $ 101.9     $ 111.3     $ 121.5    $ 104.9         $   23.3       $  39.8          $  30.4          $   61.5

 Rentals--33%            10.4        11.0        11.5       10.3              4.8           8.8              6.6              8.2
                     ---------  ----------   ---------  --------   --------------  -------------   --------------   --------------
Total fixed charges   $ 112.3     $ 122.3     $ 133.0    $ 115.2         $   28.1       $  48.6          $  37.0          $  69.7
                     ---------  ----------   ---------  --------   --------------  -------------   --------------   --------------
                     ---------  ----------   ---------  --------   --------------  -------------   --------------   --------------

Pre-tax income (loss)
from continuing
operations plus fixed
charges               $  21.0     $ (32.5)    $ (45.7)   $ (97.0)        $  717.0       $  53.1          $  49.7          $  24.4
                     ---------  ----------   ---------  --------   --------------  -------------   --------------   --------------
                     ---------  ----------   ---------  --------   --------------  -------------   --------------   --------------
Ratio of earnings to
fixed charges            0.19       (0.27)      (0.34)     (0.84)           25.52          1.09             1.34             0.35

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